Exhibit 99.2
Supplemental Information
September 30, 2014
(Unaudited)

Disclaimer
Certain statements in this supplement contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including the following: our dependence on Genesis HealthCare LLC (“Genesis”) until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.
Note Regarding Non-GAAP Financial Measures
This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this supplement.
Tenant and Borrower Information
This supplement includes information regarding our tenants that lease properties from us and our borrowers. The information related to these tenants and borrowers that is provided in this supplement has been provided by the tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

Company Information
Board of Directors

Richard K. Matros Chairman of the Board, President and Chief Executive Officer Sabra Health Care REIT, Inc.	Michael J. Foster Managing Director RFE Management Corp.

Milton J. Walters President Tri-River Capital	Robert A. Ettl Chief Operating Officer Harvard Management Company

Craig A. Barbarosh Partner Katten Muchin Rosenman LLP
Senior Management

Richard K. Matros Chairman of the Board, President and Chief Executive Officer	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer and Treasurer
Other Information

Corporate Headquarters 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	Transfer Agent American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219
www.sabrahealth.com
The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.
On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through their website, www.sec.gov.
For more information, contact Harold W. Andrews, Jr., Executive Vice President, Chief Financial Officer and Secretary at
(949) 679-0243.

See reporting definitions.	1

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET
Company Profile
Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” the “Company” or “we”), operates as a self-administered, self-managed real estate investment trust (“REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra primarily generates revenues by leasing properties to tenants and operators throughout the United States.
As of September 30, 2014, Sabra’s investment portfolio included 154 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 102 skilled nursing/transitional care facilities, (ii) 50 senior housing facilities, and (iii) two acute care hospitals), 14 debt investments (consisting of (i) four mortgage loans, (ii) three construction loans, (iii) two mezzanine loans, and (iv) five pre-development loans) and four preferred equity investments. Included in the 154 real estate properties held for investment is one 100% owned, senior housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant. As of September 30, 2014, Sabra’s real estate properties were located in 34 states and included 16,402 beds/units.
Objectives and Strategies
Sabra expects to continue to grow its portfolio primarily through the acquisition of assisted living, independent living and memory care facilities with a secondary focus on acquiring skilled nursing/transitional care facilities. We have and will continue to opportunistically acquire other types of healthcare real estate (including acute care hospitals) and originate financing secured directly or indirectly by healthcare facilities. We also expect to expand our portfolio through the development of purpose-built healthcare facilities through pipeline agreements and other arrangements with select developers.
As Sabra acquires additional properties and expands its portfolio, Sabra expects to further diversify by tenant, asset class and geography within the healthcare sector. Sabra employs a disciplined, opportunistic approach in its healthcare real estate investment strategy by investing in assets that provide attractive opportunities for dividend growth and appreciation of asset values, while maintaining balance sheet strength and liquidity, thereby creating long-term stockholder value.

Market Facts		As of September 30, 2014
Stock Information (as of September 30, 2014)		Investments
Closing Price (common stock):	$24.32	Equity Investments
52-Week range (common stock):	$22.50 - $31.17	Skilled Nursing/Transitional Care	102
Market Capitalization:	$1.2 billion	Senior Housing	50
Enterprise Value:	$2.6 billion	Acute Care Hospitals	2
Outstanding Shares (common stock):	47.6 million		154
Ticker symbols:		Debt Investments (1)	14
Common Stock	SBRA	Preferred Equity Investments (2)	4
Preferred Stock	SBRAP	Total Investments	172
Stock Exchange:	NASDAQ
Credit Ratings		Bed/Unit Count
Moody's:		Skilled Nursing/Transitional Care	11,460
Senior Notes Rating	Ba3 (stable)	Senior Housing	4,818
Preferred Equity Rating	B2	Acute Care Hospitals	124
S&P:		Total Beds/Units	16,402
Corporate Rating	B+ (stable)
Senior Notes Rating	BB-	Total Number of States	34
Preferred Equity Rating	CCC+

(1) As of September 30, 2014, our Debt Investments related to investments secured directly or indirectly by 11 skilled nursing facilities with 1,611 beds/units, 11 senior housing developments with 671 beds/units, one acute care hospital with 84 beds, and one acute care hospital development with 54 beds.
(2) As of September 30, 2014, our Preferred Equity Investments related to investments in entities owning four senior housing developments with 380 beds/units.

See reporting definitions.	2

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	Pro Forma 2014 (1)	2014	2013	2014	2013
Revenues	$55,992	$43,984	$32,926	$127,807	$97,223
Net income attributable to common stockholders	18,608	14,643	9,242	17,020	15,310
FFO	32,817	24,405	17,500	45,887	40,036
Normalized FFO	32,817	24,563	17,851	71,335	50,907
AFFO	30,744	24,622	16,261	48,473	38,464
Normalized AFFO	30,744	24,622	16,261	69,351	48,476
Per common share data:
Diluted EPS	$0.34	$0.31	$0.24	$0.39	$0.41
Diluted FFO	0.60	0.51	0.46	1.05	1.06
Diluted Normalized FFO	0.60	0.51	0.47	1.63	1.35
Diluted AFFO	0.56	0.51	0.43	1.10	1.01
Diluted Normalized AFFO	0.56	0.51	0.43	1.57	1.27

Net cash flow from operations	N/A	$42,318	$26,225	$71,239	$49,211

Real Estate Portfolio	Pro Forma September 30, 2014 (1)	September 30, 2014	December 31, 2013
Total Equity Investments (2) (#)	163	154	121
Total Equity Investments, gross ($)	$1,857,338	$1,747,315	$1,066,242
Total Beds/Units	17,131	16,402	12,468
Weighted Average Remaining Lease Term (in months)	132	132	131
Total Debt Investments (#)	14	14	10
Total Debt Investments, gross ($) (3)	$232,653	$239,153	$177,592
Total Preferred Equity Investments (#)	4	4	2
Total Preferred Equity Investments, gross ($)	$11,821	$11,821	$7,784
Debt	Pro Forma September 30, 2014 (1)	September 30, 2014	December 31, 2013
Fixed Rate Debt (4)	$823,964	$674,714	$469,090
Variable Rate Debt (5)	339,954	614,000	222,140
Total Debt	$1,163,918	$1,288,714	$691,230
Weighted Average Effective Rate
Fixed Rate Debt	5.23%	5.17%	6.14%
Variable Rate Debt (5)	2.46%	2.46%	3.88%
Total Debt	4.42%	3.88%	5.41%

% of Total
Fixed Rate Debt	70.8%	52.4%	67.9%
Variable Rate Debt	29.2%	47.6%	32.1%
Total Debt	100.0%	100.0%	100.0%

Availability Under Revolving Credit Facility:	$310,046	$36,000	$135,126
Available Liquidity (Unrestricted Cash, excluding Cash Associated with a Consolidated Joint Venture, and Availability Under Revolving Credit Facility)	$312,862	$61,295	$139,434

(1) Information assumes that (i) the investment activity during the quarter ended September 30, 2014 or subsequent to September 30, 2014 as described on page 15 of this Supplement, (ii) the financing activity during the quarter ended September 30, 2014, (iii) the October 2014 equity and debt offerings and (iv) the conversion of $200.0 million of the revolving credit facility to a term loan were completed as of September 30, 2014.
(2) Included in equity investments is one senior housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant.
(3) Total Debt Investments, gross as of September 30, 2014 consists of principal of $238.0 million plus capitalized origination fees of $1.2 million.
(4) Pro forma fixed rate debt includes a discount of $0.8 million.
(5) Pro forma variable rate debt includes a $200.0 million term loan subject to a 2% LIBOR cap.

See reporting definitions.	3

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$38,165	$31,699	$111,743	$94,692
Interest and other income	5,819	1,227	16,064	2,531

Total revenues	43,984	32,926	127,807	97,223

Expenses:
Depreciation and amortization	9,762	8,258	28,867	24,726
Interest	10,540	9,739	32,668	29,884
General and administrative	6,226	3,057	20,005	11,196

Total expenses	26,528	21,054	81,540	65,806

Other income (expense):
Loss on extinguishment of debt	(158)	(351)	(22,454)	(10,101)
Other income (expense)	(100)	300	860	(600)

Total other income (expense)	(258)	(51)	(21,594)	(10,701)

Net income	17,198	11,821	24,673	20,716

Net loss attributable to noncontrolling interests	6	—	29	—

Net income attributable to Sabra Health Care REIT, Inc.	17,204	11,821	24,702	20,716

Preferred stock dividends	(2,561)	(2,579)	(7,682)	(5,406)

Net income attributable to common stockholders	$14,643	$9,242	$17,020	$15,310

Net income attributable to common stockholders, per:

Basic common share	$0.31	$0.25	$0.39	$0.41

Diluted common share	$0.31	$0.24	$0.39	$0.41

Weighted-average number of common shares outstanding, basic	47,359,949	37,358,334	43,358,620	37,334,120

Weighted-average number of common shares outstanding, diluted	47,877,202	37,828,573	43,840,550	37,777,458

See reporting definitions.	4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $179,301 and $151,078 as of September 30, 2014 and December 31, 2013, respectively	$1,568,268	$915,418
Loans receivable and other investments, net	250,674	185,293
Cash and cash equivalents	25,479	4,308
Restricted cash	6,537	5,352
Deferred tax assets	24,212	24,212
Prepaid expenses, deferred financing costs and other assets	142,196	63,252
Total assets	$2,017,366	$1,197,835

Liabilities
Mortgage notes	$124,714	$141,328
Revolving credit facility	614,000	135,500
Senior unsecured notes	550,000	414,402
Accounts payable and accrued liabilities	40,719	22,229
Tax liability	24,212	24,212
Total liabilities	1,353,645	737,671

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of September 30, 2014 and December 31, 2013	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 47,627,984 and 38,788,745 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	476	388
Additional paid-in capital	771,844	534,639
Cumulative distributions in excess of net income	(108,628)	(74,921)
Total Sabra Health Care REIT, Inc. stockholders’ equity	663,750	460,164
Noncontrolling interests	(29)	—
Total equity	663,721	460,164
Total liabilities and equity	$2,017,366	$1,197,835

See reporting definitions.	5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$24,673	$20,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,867	24,726
Non-cash interest income adjustments	217	29
Amortization of deferred financing costs	2,812	2,395
Stock-based compensation expense	6,337	5,209
Amortization of premium	(33)	(535)
Loss on extinguishment of debt	1,576	858
Straight-line rental income adjustments	(13,074)	(10,836)
Write-off of straight-line rental income	2,994	—
Change in fair value of contingent consideration	(860)	600
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(2,529)	(1,494)
Accounts payable and accrued liabilities	22,607	10,413
Restricted cash	(2,348)	(2,870)

Net cash provided by operating activities	71,239	49,211

Cash flows from investing activities:
Acquisitions of real estate	(721,879)	(6,175)
Origination and fundings of loans receivable	(59,256)	(26,393)
Preferred equity investment	(11,300)	(6,624)
Additions to real estate	(1,151)	(388)
Repayment of loans receivable	287	—
Net proceeds from the sale of real estate	—	2,208

Net cash used in investing activities	(793,299)	(37,372)

Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	350,000	200,000
Principal payments on senior unsecured notes	(211,250)	(113,750)
Proceeds from revolving credit facility	699,000	—
Payments on revolving credit facility	(220,500)	(92,500)
Proceeds from mortgage notes	57,703	—
Principal payments on mortgage notes	(88,419)	(10,081)
Payments of deferred financing costs	(15,474)	(8,598)
Issuance of preferred stock	—	138,257
Issuance of common stock	229,825	(2,950)
Dividends paid on common and preferred stock	(57,654)	(42,677)

Net cash provided by financing activities	743,231	67,701

Net increase in cash and cash equivalents	21,171	79,540
Cash and cash equivalents, beginning of period	4,308	17,101

Cash and cash equivalents, end of period	$25,479	$96,641

Supplemental disclosure of cash flow information:
Interest paid	$26,705	$21,937

Supplemental disclosure of non-cash transaction:
Assumption of mortgage indebtedness	$14,102	$—

Repayment of preferred equity investments	$6,949	$—

See reporting definitions.	6

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO, ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to common stockholders	$14,643	$9,242	$17,020	$15,310
Depreciation of real estate assets	9,762	8,258	28,867	24,726
Funds from Operations (FFO)	$24,405	$17,500	$45,887	$40,036

Loss on extinguishment of debt	158	351	22,454	10,101
Write-off of straight-line rental income	—	—	2,994	—
Additional interest on 2018 Notes	—	—	—	770
Normalized FFO	$24,563	$17,851	$71,335	$50,907

FFO	$24,405	$17,500	$45,887	$40,036
Acquisition pursuit costs	2,038	281	2,617	707
Stock-based compensation expense	1,545	1,276	6,337	5,209
Straight-line rental income adjustments	(4,641)	(3,536)	(13,074)	(10,836)
Amortization of deferred financing costs	940	806	2,812	2,395
Amortization of debt premiums	—	(134)	(33)	(535)
Change in fair value of contingent consideration	100	(300)	(860)	600
Non-cash portion of loss on extinguishment of debt	158	351	1,576	859
Non-cash interest income adjustments	77	17	217	29
Write-off of straight-line rental income	—	—	2,994	—
Adjusted Funds from Operations (AFFO)	$24,622	$16,261	$48,473	$38,464

Cash portion of loss on extinguishment of debt	—	—	20,878	9,242
Additional interest on 2018 Notes	—	—	—	770
Normalized AFFO	$24,622	$16,261	$69,351	$48,476
Amounts per diluted common share:
Net income attributable to common stockholders	$0.31	$0.24	$0.39	$0.41

FFO	$0.51	$0.46	$1.05	$1.06

Normalized FFO	$0.51	$0.47	$1.63	$1.35

AFFO	$0.51	$0.43	$1.10	$1.01

Normalized AFFO	$0.51	$0.43	$1.57	$1.27

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	47,877,202	37,828,573	43,840,550	37,777,458
AFFO and Normalized AFFO	48,038,179	38,065,299	44,072,015	38,067,386

See reporting definitions.	7

SABRA HEALTH CARE REIT, INC.
CAPITALIZATION
(dollars in thousands, except per share data)

Debt	September 30, 2014	December 31, 2013
Mortgage notes	$124,714	$141,328
Senior unsecured notes	550,000	414,402
Revolving credit facility (1)	614,000	135,500

Total debt	$1,288,714	$691,230

Revolving Credit Facility	September 30, 2014	December 31, 2013
Credit facility availability	$36,000	$135,126
Credit facility capacity	650,000	375,000

Enterprise Value
As of September 30, 2014	Shares Outstanding	Price	Value
Common stock	47,627,984	$24.32	$1,158,313
Preferred stock	5,750,000	25.54	146,855
Total debt			1,288,714
Cash and cash equivalents			(25,479)

Total enterprise value			$2,568,403

As of December 31, 2013	Shares Outstanding	Price	Value
Common stock	38,788,745	$26.14	$1,013,938
Preferred stock	5,750,000	23.75	136,563
Total debt			691,230
Cash and cash equivalents			(4,308)

Total enterprise value			$1,837,423

At-the-Market Common Stock Offering Program
	Three Months Ended September 30, 2014	Cumulative as of September 30, 2014
Shares issued	364,833	2,019,141
Net proceeds	$10,111	$54,122
Weighted average price per share	$28.28	$27.32

Weighted Average Common Shares
	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	47,338,556	47,338,556	43,336,242	43,336,242
Common equivalents	21,393	21,393	22,378	22,378

Basic common and common equivalents	47,359,949	47,359,949	43,358,620	43,358,620
Dilutive securities:
Restricted stock and units	517,253	678,230	475,909	706,772
Options	—	—	6,021	6,623

Diluted common and common equivalents	47,877,202	48,038,179	43,840,550	44,072,015

(1) The revolving credit facility provides the option to convert up to $200.0 million to a term loan, which conversion occurred in full in October 2014.

See reporting definitions.	8

SABRA HEALTH CARE REIT, INC.
PRO FORMA CAPITALIZATION (1)
(dollars in thousands, except per share data)

Debt	September 30, 2014
Mortgage notes	$124,714
Senior unsecured notes	699,250
Term loan	200,000
Revolving credit facility	139,954

Total debt	$1,163,918

Revolving Credit Facility	September 30, 2014
Credit facility availability	$310,046
Credit facility capacity	450,000

Enterprise Value
As of September 30, 2014	Shares Outstanding	Price	Value
Common stock	54,527,984	$24.32	$1,326,121
Preferred stock	5,750,000	25.54	146,855
Total debt			1,163,918
Cash and cash equivalents			(3,000)

Total enterprise value			$2,633,894

(1) Information assumes that (i) the investment activity subsequent to September 30, 2014 as described on page 15 of this Supplement, (ii) the October 2014 equity and debt offerings and (iii) the conversion of $200.0 million of the revolving credit facility to a term loan were completed as of September 30, 2014.

See reporting definitions.	9

SABRA HEALTH CARE REIT, INC.
INDEBTEDNESS
September 30, 2014
(dollars in thousands)

	Principal	Weighted Average Effective Rate (1)	% of Total
Fixed rate debt
Secured mortgage debt	$124,714	3.96%	9.7%
Unsecured senior notes	550,000	5.45%	42.7%

Total fixed rate debt	674,714	5.17%	52.4%

Variable rate debt
Revolving credit facility (2) (3)	614,000	2.46%	47.6%

Total variable rate debt	614,000	2.46%	47.6%

Total debt	$1,288,714	3.88%	100.0%

Secured debt
Secured mortgage debt	$124,714	3.96%	9.7%

Total secured debt	124,714	3.96%	9.7%

Unsecured debt
Unsecured senior notes	550,000	5.45%	42.7%
Revolving credit facility (2) (3)	614,000	2.46%	47.6%

Total unsecured debt	1,164,000	3.87%	90.3%

Total debt	$1,288,714	3.88%	100.0%
(1) Weighted average effective rate includes private mortgage insurance.
(2) Borrowings under the revolving credit facility bear interest on the outstanding principal amount at a rate equal to, at our option, LIBOR plus 2.00% - 2.60% or a Base Rate plus 1.00% - 2.60%. The actual interest rate within the applicable range was determined based on our then applicable Consolidated Leverage Ratio (as defined in the credit agreement relating to the revolving credit facility).
(3) The revolving credit facility provides the option to convert up to $200.0 million to a term loan, which conversion occurred in full in October 2014.

	Maturities
	Secured Mortgage Debt		Unsecured Senior Notes		Revolving Credit Facility (2)		Total
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
October 1 through December 31, 2014	$691	3.54%	$—	—	$—	—	$691	3.54%
2015	2,823	3.54%	—	—	—	—	2,823	3.54%
2016	2,917	3.55%	—	—	—	—	2,917	3.55%
2017	3,013	3.56%	—	—	—	—	3,013	3.56%
2018	3,114	3.56%	—	—	614,000	2.46%	617,114	2.47%
2019	3,218	3.57%	—	—	—	—	3,218	3.57%
2020	3,325	3.58%	—	—	—	—	3,325	3.58%
2021	3,437	3.59%	350,000	5.50%	—	—	353,437	5.48%
2022	3,552	3.60%	—	—	—	—	3,552	3.60%
2023	3,672	3.61%	200,000	5.38%	—	—	203,672	5.35%
Thereafter	94,952	3.85%	—	—	—	—	94,952	3.85%

Total debt	$124,714		$550,000		$614,000		$1,288,714
Weighted average maturity in years	28.4		7.2		3.9		7.7
Weighted average effective interest rate (3)	3.96%		5.45%		2.46%		3.88%
(1) Represents actual contractual interest rates excluding private mortgage insurance.
(2) Subject to 1-year extension option.
(3) Weighted average effective rate includes private mortgage insurance.

See reporting definitions.	10

SABRA HEALTH CARE REIT, INC.
PRO FORMA INDEBTEDNESS (1)
September 30, 2014
(dollars in thousands)

	Principal	Weighted Average Effective Rate (2)	% of Total
Fixed rate debt
Secured mortgage debt	$124,714	3.96%	10.7%
Unsecured senior notes (3)	699,250	5.46%	60.1%
Total fixed rate debt	823,964	5.23%	70.8%

Variable rate debt
Revolving credit facility (4)	139,954	2.46%	12.0%
Term loan (5)	200,000	2.46%	17.2%
Total variable rate debt	339,954	2.46%	29.2%

Total debt	$1,163,918	4.42%	100.0%

Secured debt
Secured mortgage debt	$124,714	3.96%	10.7%
Total secured debt	124,714	3.96%	10.7%

Unsecured debt
Unsecured senior notes (3)	699,250	5.46%	60.1%
Revolving credit facility (4)	139,954	2.46%	12.0%
Term loan (5)	200,000	2.46%	17.2%
Total unsecured debt	1,039,204	4.48%	89.3%

Total debt	$1,163,918	4.42%	100.0%
(1) Information assumes that (i) the investment activity subsequent to September 30, 2014 as described on page 15 of this Supplement, (ii) the October 2014 equity and debt offerings and (iii) the conversion of $200.0 million of the revolving credit facility to a term loan were completed as of September 30, 2014.
(2) Weighted average effective rate includes private mortgage insurance.
(3) Unsecured senior notes includes $0.8 million of notes discount.
(4) Borrowings under the revolving credit facility bear interest on the outstanding principal amount at a rate equal to, at our option, LIBOR plus 2.00% - 2.60% or a Base Rate plus 1.00% - 2.60%. The actual interest rate within the applicable range was determined based on our then applicable Consolidated Leverage Ratio (as defined in the credit agreement relating to the revolving credit facility).
(5) Term loan subject to a 2% LIBOR cap.

	Maturities
	Secured Mortgage Debt		Unsecured Senior Notes		Revolving Credit Facility and Term Loan (2)		Total
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
October 1 through December 31, 2014	$691	3.54%	$—	—	$—	—	$691	3.54%
2015	2,823	3.54%	—	—	—	—	2,823	3.54%
2016	2,917	3.55%	—	—	—	—	2,917	3.55%
2017	3,013	3.56%	—	—	—	—	3,013	3.56%
2018	3,114	3.56%	—	—	339,954	2.46%	343,068	2.47%
2019	3,218	3.57%	—	—	—	—	3,218	3.57%
2020	3,325	3.58%	—	—	—	—	3,325	3.58%
2021	3,437	3.59%	500,000	5.50%	—	—	503,437	5.49%
2022	3,552	3.60%	—	—	—	—	3,552	3.60%
2023	3,672	3.61%	200,000	5.38%	—	—	203,672	5.35%
Thereafter	94,952	3.85%	—	—	—	—	94,952	3.85%
	124,714		700,000		339,954		1,164,668
Discount	—		(750)		—		(750)
Total Debt	$124,714		$699,250		$339,954		$1,163,918
Weighted average maturity in years	28.4		7.0		3.9		8.4
Weighted average effective interest rate (3)	3.96%		5.46%		2.46%		4.42%

(1) Represents actual contractual interest rates excluding private mortgage insurance.
(2) Subject to 1-year extension option
(3) Weighted average effective rate includes private mortgage insurance.

See reporting definitions.	11

SABRA HEALTH CARE REIT, INC.
KEY CREDIT STATISTICS (1)
(dollars in millions)

	September 30, 2014 Pro Forma (2)	September 30, 2014	December 31, 2013

Debt to Adjusted EBITDA	5.43x	6.24x	4.60x
Interest Coverage	4.46x	4.46x	3.85x
Fixed Charge Coverage Ratio	3.26x	3.16x	2.76x
Total Debt/Asset Value	49%	49%	52%
Secured Debt/Asset Value	5%	5%	17%
Unencumbered Assets/Unsecured Debt	216%	216%	163%

(1) Key credit statistics are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes.
(2) Information assumes that (i) the investment activity during the quarter ended September 30, 2014 or subsequent to September 30, 2014 as described on page 15 of this Supplement, (ii) the financing activity during the quarter ended September 30, 2014, (iii) the October 2014 equity and debt offerings and (iv) the conversion of $200.0 million of the revolving credit facility to a term loan were completed as of September 30, 2014.

See reporting definitions.	12

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY
September 30, 2014
(dollars in thousands)
Total Property Portfolio

			GAAP Rental Income (1)		Number of Beds/Units
	Number of Properties		Three Months Ended September 30,
Facility Type		Investment	2014	2013
Skilled Nursing/Transitional Care	102	$825,378	$28,093	$26,217	11,460
Senior Housing	50	746,130	5,370	3,834	4,818
Acute Care Hospitals	2	175,807	4,702	1,648	124
Total	154	$1,747,315	$38,165	$31,699	16,402

	Coverage
	EBITDAR (2)		EBITDARM (2)		Occupancy Percentage (2)		Skilled Mix (2)
	Twelve Months Ended September 30,
Facility Type	2014	2013	2014	2013	2014	2013	2014	2013
Skilled Nursing/Transitional Care	1.25x	1.44x	1.67x	1.88x	88.5%	89.0%	36.4%	37.2%
Senior Housing	1.21x	1.10x	1.41x	1.30x	89.9%	89.3%	N/A	N/A

Twelve Months Ended September 30,
Fixed Charge Coverage Ratio (3)	2014	2013
Genesis	1.23x	1.26x
Tenet	2.17x	N/A
Holiday	1.25x	N/A

Same Store Property Portfolio (4)

		Cash Rent
		Three Months Ended September 30,
Facility Type	Number of Properties	2014	2013
Skilled Nursing/Transitional Care	89	$22,961	$22,415
Senior Housing	20	3,174	3,090

	Coverage
	EBITDAR (2)		EBITDARM (2)		Occupancy Percentage (2)		Skilled Mix (2)
	Twelve Months Ended September 30,
Facility Type	2014	2013	2014	2013	2014	2013	2014	2013
Skilled Nursing/Transitional Care	1.27x	1.44x	1.69x	1.88x	88.6%	89.0%	36.1%	37.2%
Senior Housing	1.18x	1.10x	1.39x	1.30x	88.8%	89.3%	N/A	N/A

(1) Rental income includes $4.6 million and $3.5 million of straight-line rental income adjustments for the three months ended September 30, 2014 and September 30, 2013, respectively and does not include income from RIDEA-compliant joint ventures.
(2) Occupancy percentage, skilled mix, EBITDARM, EBITDAR and related coverages (collectively, “Facility Statistics”), are only included in periods subsequent to our acquisition of the facilities for facilities with new tenants/ operators and include only Stabilized Facilities acquired before the three months ended September 30, 2014. In addition, Facility Statistics exclude the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. EBITDARM Coverage and EBITDAR Coverage excludes tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(3) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(4) Same Store Facility Statistics consist of Stabilized Facilities held or acquired before July 1, 2013.

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY - (CONTINUED)
September 30, 2014
(dollars in thousands)

Loans Receivable and Other Investments

Loan Type	Number of Loans	Facility Type	Principal Balance as of September 30, 2014	Book Value as of September 30, 2014	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended September 30, 2014	Maturity Date
Mortgage	4	Skilled Nursing / Senior Housing / Acute Care Hospital	$150,112	$150,515	8.2%	8.1%	$3,111	10/31/16 - 1/31/18
Construction	3	Acute Care Hospital / Memory Care	62,541	62,845	7.5%	7.3%	1,016	9/30/16 - 10/31/18
Mezzanine	2	Skilled Nursing / Senior Housing	21,730	21,797	11.3%	11.1%	414	12/27/14 - 08/31/17
Pre-development	5	Senior Housing	3,572	3,696	9.0%	8.2%	60	8/16/15 - 09/09/17

	14		$237,955	$238,853	8.3%	8.2%	$4,601

Other Investment Type	Number of Investments	Facility Type	Total Funding Commitments	Amount Funded as of September 30, 2014	Book Value as of September 30, 2014	Rate of Return	Other Income Three Months Ended September 30, 2014
Preferred Equity	4	Senior Housing	$11,920	$11,212	$11,821	11.9%	$503

See reporting definitions.	13

SABRA HEALTH CARE REIT, INC.
2014 INVESTMENT ACTIVITY

(dollars in thousands)

	Investment Date	Facility Type	Number of Properties	Beds/Units	Amounts Invested	Rate of Return/Initial Cash Yield
Real Estate Investments
Nye Portfolio (1)	2/14/2014	Senior Housing / Skilled Nursing	6	673	$90,000	7.8%
Chai Portfolio (2)	3/5/2014	Skilled Nursing	2	254	24,483	9.5%
Leo Brown Group - Park Place	4/30/2014	Senior Housing	1	140	23,840	7.4%
Holiday Portfolio	9/25/2014	Senior Housing	21	2,850	550,000	5.5%
Avalon Portfolio	9/29/2014	Senior Housing	4	115	25,900	7.8%
Rosecastle Portfolio (3)	10/1/2014	Senior Housing	3	256	27,590	9.7%
Tudor Heights (4)	10/14/2014	Senior Housing	1	64	5,600	8.0% - 9.0%
Onion Creek (5)	10/21/2014	Skilled Nursing	1	125	14,000	9.0%
Vision Portfolio	10/29/2014	Skilled Nursing	3	171	41,000	8.5%
Total Real Estate Investments					802,413	6.4%
Preferred Equity Investments
New Dawn - Colorado Springs	4/30/2014	Senior Housing	1	48	1,724	12.0%
Meridian - Shavano Park	5/14/2014	Senior Housing	1	89	2,548	15.0%
Leo Brown Group - Traditions at Beaumont	6/25/2014	Senior Housing	1	130	2,400	12.0%
Titan - New Braunfels	7/7/2014	Senior Housing	1	113	4,540	10.0%
Total Preferred Equity Investments					11,212	12.5%
Debt Investments
First Phoenix - Weston II	1/28/2014	Senior Housing	1	32	383	9.0%
First Phoenix - Aurora	5/8/2014	Senior Housing	1	50	777	9.0%
Meridian Mezzanine Loan (6)	8/15/2014	Senior Housing/Skilled Nursing	3	321	15,500	11.0%
First Phoenix - Glenwood Springs	9/9/2014	Senior Housing	1	84	800	9.0%
Celebration Senior Living	10/14/2014	Senior Housing	1	225	4,500	10.0%
Total Debt Investments					21,960	10.6%
All Investments (Total: 18)					$835,585	6.6%

Investments excluding Holiday Portfolio					$285,585	8.7%

(1) In connection with the acquisition we may pay an earn-out based on incremental portfolio value created through the improvement of current operations as well as through expansion and conversion projects. We estimated a contingent consideration liability of $3.2 million at the time of purchase, which is excluded from the total commitment and investment amount as of September 30, 2014.
(2) Net investment is $18.7 million; $5.8 million used to partially repay the Chai Mezzanine Loan.
(3) The tenant is pursuing a turnaround opportunity for the Rosecastle Portfolio and accordingly we have obtained a limited revenue participation right in the early years of the new lease in exchange for our flexibility on the initial rate. Upon the completion of the turnaround, the cash rent yield is anticipated to be 9.7%.
(4) The tenant is pursuing a turnaround opportunity for Tudor Heights and accordingly we have obtained a limited revenue participation right in the third year of the new lease in exchange for our flexibility on the initial rental rate. We have also committed to funding up to $1.2 million for the renovation of the facility, and following the renovation, the rent will be reestablished based on the then-appraised value of the property and a lease rate between 8% and 9%, with such rent increasing annually thereafter by the greater of (i) the change in the Consumer Price Index and (ii) 3.0%.
(5) Net investment of $3.0 million; $11.0 million used to repay Onion Creek Mortgage Loan.
(6) Net investment of $7.2 million; $8.3 million used to repay Bee Cave Preferred Equity investments.

See reporting definitions.	14

SABRA HEALTH CARE REIT, INC.
PORTFOLIO CONCENTRATIONS (1) (2)

Annualized Revenue Concentration

Annualized Revenue by Asset Class

Annualized Tenant/Borrower Revenue Concentration

(1) Annualized revenue consists of annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented.
(2) Pro forma information includes the impact of the investment activity during the quarter ended September 30, 2014 or subsequent to September 30, 2014 as described on page 15 of this Supplement.

See reporting definitions.	15

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
September 30, 2014

Property Type

State	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospitals	Total	% of Total
Texas	6	9	2	17	11.0%
New Hampshire	14	2	—	16	10.4
Kentucky	13	2	—	15	9.7
Connecticut	12	2	—	14	9.1
Michigan	—	10	—	10	6.5
Ohio	8	—	—	8	5.2
Florida	6	2	—	8	5.2
Nebraska	4	2	—	6	3.9
California	3	1	—	4	2.6
Delaware	4	—	—	4	2.6
Other (24 states)	32	20	—	52	33.8

Total	102	50	2	154	100.0%

% of Total properties	66.2%	32.5%	1.3%	100.0%

Distribution of Beds/Units

	Total Number of Properties	Bed/Unit Type
State		Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospitals	Total	% of Total
Connecticut	14	1,770	140	—	1,910	11.6%
New Hampshire	16	1,470	203	—	1,673	10.2
Texas	17	720	794	124	1,638	10.0
Kentucky	15	1,020	128	—	1,148	7.0
Florida	8	767	362	—	1,129	6.9
Ohio	8	897	—	—	897	5.5
Nebraska	6	380	291	—	671	4.1
Michigan	10	—	571	—	571	3.5
Colorado	4	509	48	—	557	3.4
Montana	4	538	—	—	538	3.3
Other (24 states)	52	3,389	2,281	—	5,670	34.5

Total	154	11,460	4,818	124	16,402	100.0%

% of Total beds/units		69.8%	29.4%	0.8%	100.0%

See reporting definitions.	16

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
September 30, 2014
(dollars in thousands)

Investment

State	Total Number of Properties	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospitals	Total	% of Total
Texas	17	$65,795	$167,084	$175,807	$408,686	23.4%
Connecticut	14	140,810	29,189	—	169,999	9.7
Florida	8	39,769	65,602	—	105,371	6.0
Delaware	4	95,780	—	—	95,780	5.5
Nebraska	6	63,088	28,296	—	91,384	5.2
New Hampshire	16	76,437	12,645	—	89,082	5.1
North Carolina	3	9,611	67,272	—	76,883	4.4
Michigan	10	—	74,013	—	74,013	4.2
Kentucky	15	57,492	9,739	—	67,231	3.8
Colorado	4	42,734	15,702	—	58,436	3.3
Other (24 states)	57	233,862	276,588	—	510,450	29.4

Total	154	$825,378	$746,130	$175,807	$1,747,315	100.0%

% of Total Properties		47.2%	42.7%	10.1%	100.0%

See reporting definitions.	17

SABRA HEALTH CARE REIT, INC.
PORTFOLIO LEASE EXPIRATIONS (1)
September 30, 2014
(dollars in thousands)

	2014 - 2019	2020	2021	2022	2023	2024	2025	Thereafter	Total
Skilled Nursing/Transitional Care
Properties	—	27	30	12	—	5	4	24	102
Beds/Units	—	3,025	3,508	869	—	740	575	2,743	11,460
Annualized Revenues	—	$27,061	$30,814	$10,264	—	$8,111	$5,141	$32,425	$113,816
Senior Housing
Properties	—	2	3	13	—	6	1	24	49
Beds/Units	—	251	197	747	—	406	114	3,043	4,758
Annualized Revenues	—	$1,974	$1,501	$8,975	—	$4,344	$837	$42,783	$60,414
Acute Care Hospitals
Properties	—	—	—	—	—	—	—	2	2
Beds/Units	—	—	—	—	—	—	—	124	124
Annualized Revenues	—	—	—	—	—	—	—	$18,809	$18,809

Total Properties	—	29	33	25	—	11	5	50	153

Total Beds/Units	—	3,276	3,705	1,616	—	1,146	689	5,910	16,342

Total Annualized Revenues	—	$29,035	$32,315	$19,239	—	$12,455	$5,978	$94,017	$193,039

% of Revenue	—	15.0%	16.7%	10.0%	—	6.5%	3.1%	48.7%	100.0%

(1) Excludes one senior housing facility that is part of a consolidated RIDEA-compliant joint venture.

See reporting definitions.	18

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY
HOLIDAY PORTFOLIO

Compelling Investment Opportunity

•Initial lease yield of 5.5% with attractive escalators over a 15 year lease term
•Annual rent escalators of 4% in years 2 and 3 and at least 3.5% thereafter, driving strong GAAP lease yield of 7.14%
•Immediately accretive to Sabra’s FFO

•	Independent living is a very attractive segment of senior housing given economic, operational and regulatory advantages over assisted living

Alignment with Premier Operator

•Holiday is a premier private owner and operator of senior housing in North America

•	A leading operator with strong franchise and demonstrated competitive advantages as evidenced by strong EBITDAR margins
•Well-positioned communities in attractive MSAs often with higher than average median household incomes

•	Potential occupancy and rate growth from strategic repositioning of recently acquired assets is expected to drive higher EBITDARM coverage over the medium-term

Portfolio

•	21 facilities with 2,850 units located throughout 15 states

•	Revenue per occupied unit: approximately $2,300

•	Occupancy as of June 30, 2014: approximately 90%

•	EBITDAR margin as of June 30, 2014: approximately 40%

Capital Place
Olympia, WA
Harrison Regent
Ogden, UT
Las Brisas
San Luis Obispo, CA
Madison Meadows
Phoenix, AZ
Desert Rose
Yuma, AZ
Village at the Falls
Menomonee Falls, WI
Garden Village
Kansas City, MO
South Wind Heights
Jonesboro, AR
Chateau
McKinney, TX
Parkview In Allen
Allen, TX
Colonial Village
Longview, TX
Heritage Village
McAllen, TX
Holiday At The Atrium
Glenville, NY
Cedar Woods
Branford, CT
Virginian
Richmond, VA
Windlands South
Nashville, TN
Gardens At
Wakefield
Raleigh, NC
Monarch Estates
Auburn, AL
Creekside Terrace
Winston-Salem, NC
Atrium At Gainesville
Gainesville, FL
Lake Ridge Village
Eustis, FL

See reporting definitions.	19

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Meridian Mezzanine Loan

• Funding Date:	August 15, 2014

• Loan Amount:	$15.5 million ($7.2 million net investment)

• Investment Type:	Debt

• Number of Properties:	3

• Location:	Texas

• Beds/Units:	321 Beds

• Property Type:	2 memory care facilities, 1 skilled nursing facility

• Annualized GAAP Interest Income:	$1.7 million

• Rate of Return:	11.0%

See reporting definitions.	20

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Glenwood Springs - First Phoenix

• Investment Date:	September 9, 2014

• Investment Price:	$1.9 million ($0.8 million funded as of September 30, 2014)

• Investment Type:	Pre-development loan

• Number of Properties:	1

• Location:	Glenwood Springs, CO

• Beds/Units:	60 assisted living units / 24 memory care units

• Property Type:	Assisted living/memory care

• Annualized GAAP Income:	$0.2 million

• Rate of Return:	9.0%

See reporting definitions.	21

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Avalon Portfolio

• Investment Date:	September 29, 2014

• Investment Price:	$25.9 million

• Investment Type:	Equity

• Number of Properties:	4

• Location:	Arlington and Fort Worth, Texas

• Beds/Units:	115 beds

• Property Type:	Memory care

• Annualized GAAP Income:	$2.3 million

• Initial Cash Yield:	7.8%

See reporting definitions.	22

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Rosecastle Portfolio

• Investment Date:	October 1, 2014

• Investment Price:	$27.6 million

• Investment Type:	Equity

• Number of Properties:	3

• Location:	Florida

• Beds/Units:	256 beds

• Property Type:	Assisted living facility

• Annual GAAP Income:	$2.7 million (1)

• Initial Cash Yield:	9.7%(1)

(1) The tenant is pursuing a turnaround opportunity for the Rosecastle Portfolio and accordingly we have obtained a limited revenue participation right in the early years of the new lease in exchange for our flexibility on the initial rate. Upon the completion of the turnaround, the cash rent yield is anticipated to be 9.7%.

See reporting definitions.	23

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Tudor Heights

• Investment Date:	October 14, 2014

• Investment Price:	$5.6 million

• Investment Type:	Equity

• Number of Properties:	1

• Location:	Baltimore, Maryland

• Beds/Units:	64 beds

• Property Type:	Assisted living/memory care

• Annualized GAAP Income:	$0.6 million(1)

• Initial Cash Yield:	8.0% - 9.0%(1)

(1) The tenant is pursuing a turnaround opportunity for Tudor Heights and accordingly we have obtained a limited revenue participation right in the third year of the new lease in exchange for our flexibility on the initial rental rate. We have also committed to funding up to $1.2 million for the renovation of the facility, and following the renovation, the rent will be reestablished based on the then-appraised value of the property and a lease rate between 8% and 9%, with such rent increasing annually thereafter by the greater of (i) the change in the Consumer Price Index and (ii) 3.0%.

See reporting definitions.	24

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Celebration Senior Living

• Investment Date:	October 14, 2014

• Investment Price:	$4.5 million

• Investment Type:	Land purchase loan

• Number of Properties:	1

• Location:	Celebration, Florida

• Beds/Units:	225 units

• Property Type:	Senior housing

• Annualized GAAP Income:	$0.5 million

• Rate of Return:	10.0%

See reporting definitions.	25

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Onion Creek

• Investment Date:	October 21, 2014

• Investment Price:	$14.0 million ($3.0 million net investment)

• Investment Type:	Equity

• Number of Properties:	1

• Location:	Austin, TX

• Beds/Units:	125

• Property Type:	Skilled nursing/transitional care

• Annualized GAAP Income:	$1.4 million

• Initial Cash Yield:	9.0%

See reporting definitions.	26

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Vision Portfolio

• Investment Date:	October 29, 2014

• Investment Price:	$41.0 million

• Investment Type:	Equity

• Number of Properties:	3

• Location:	Oklahoma

• Beds/Units:	171

• Property Type:	Skilled nursing/transitional care

• Annualized GAAP Income:	$4.0 million

• Initial Cash Yield:	8.5%

See reporting definitions.	27

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY - PRO FORMA INFORMATION

The following information assumes that (i) the investment activity during the quarter ended September 30, 2014 or subsequent to September 30, 2014 as described on page 15 of this Supplement, (ii) the financing activity during the quarter ended September 30, 2014, (iii) the October 2014 equity and debt offerings and (iv) the conversion of $200.0 million of the revolving credit facility to a term loan were completed as of July 1, 2014.

Pro Forma Statement of Income, FFO, Normalized FFO and AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30, 2014	Adjustments		Pro Forma Three Months Ended September 30, 2014
		Investing	Financing
Total revenues	$43,984	$12,008	$—	$55,992
Total expenses	26,528	4,597	3,604	34,729
Total other income (expense)	(258)	—	158	(100)
Net income	17,198	7,411	(3,446)	21,163
Net loss attributable to noncontrolling interests	6	—	—	6
Net income attributable to Sabra Health Care REIT, Inc.	17,204	7,411	(3,446)	21,169
Preferred stock dividends	(2,561)	—	—	(2,561)
Net income attributable to common stockholders	$14,643	$7,411	$(3,446)	$18,608
Depreciation of real estate assets	9,762	4,447	—	14,209

Funds from Operations (FFO)	$24,405	$11,858	$(3,446)	$32,817

Loss on extinguishment of debt	158	—	(158)	—
Normalized FFO	$24,563	$11,858	$(3,604)	$32,817

FFO	$24,405	$11,858	$(3,446)	$32,817
Acquisition pursuit costs	2,038	150	—	2,188
Stock-based compensation expense	1,545	—	—	1,545
Straight-line rental income adjustments	(4,641)	(2,307)	—	(6,948)
Amortization of deferred financing costs	940	—	—	940
Amortization of debt discount	—	—	25	25
Change in fair value of contingent consideration	100	—	—	100
Non-cash portion of loss on extinguishment of debt	158	—	(158)	—
Non-cash interest income adjustments	77	—	—	77
Adjusted Funds from Operations (AFFO)	$24,622	$9,701	$(3,579)	$30,744

Amounts per diluted common share:
Net income attributable to common stockholders	$0.31			$0.34

FFO	$0.51			$0.60

Normalized FFO	$0.51			$0.60

AFFO	$0.51			$0.56

Weighted average number of common shares outstanding, diluted:
Net Income, FFO and Normalized FFO	47,877,202		6,900,000	54,777,202

AFFO	48,038,179		6,900,000	54,938,179

See reporting definitions.	28

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY - PRO FORMA INFORMATION

The following information assumes that (i) the investment activity subsequent to September 30, 2014 as described on page 15 of this Supplement, (ii) the October 2014 equity and debt offering and (iii) the conversion of $200.0 million of the revolving credit facility to a term loan were completed as of September 30, 2014.

Pro Forma Balance Sheet
(dollars in thousands)

	Actual September 30, 2014	Adjustments		Pro Forma September 30, 2014
		Investing	Financing
	(unaudited)
Assets
Real estate investments, net	$1,568,268	$110,023	$—	$1,678,291
Loans receivable and other investments, net	250,674	(6,500)	—	244,174
Cash and cash equivalents	25,479	(22,479)	—	3,000
Restricted cash	6,537	—	—	6,537
Deferred tax assets	24,212	—	—	24,212
Prepaid expenses, deferred financing costs and other assets	142,196	(49,423)	3,465	96,238
Total assets	$2,017,366	$31,621	$3,465	$2,052,452

Liabilities
Mortgage notes	$124,714	$—	$—	$124,714
Revolving credit facility	614,000	31,621	(505,667)	139,954
Term loan	—	—	200,000	200,000
Senior unsecured notes	550,000	—	149,250	699,250
Accounts payable and accrued liabilities	40,719	—	—	40,719
Tax liability	24,212	—	—	24,212
Total liabilities	1,353,645	31,621	(156,417)	1,228,849

Total equity	663,721	—	159,882	823,603
Total liabilities and equity	$2,017,366	$31,621	$3,465	$2,052,452

See reporting definitions.	29

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Annualized Revenues. The annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining revenue concentrations and lease expirations.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructuring is the first year rental rate. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDAR Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR Coverage is not presented for tenants with significant corporate guarantees.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDARM Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDARM Coverage is not presented for tenants with significant corporate guarantees.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the

See reporting definitions.	30

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and write-offs and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt premiums/discounts), acquisition pursuit costs and changes in fair value of contingent consideration. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and write-offs and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt premiums/discounts), acquisition pursuit costs and changes in fair value of contingent consideration, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.
Normalized FFO and AFFO. Normalized FFO represents FFO adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. Normalized AFFO represents AFFO adjusted for one-time start-up costs and certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers normalized FFO and AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized FFO and AFFO may not be comparable to normalized FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or normalized FFO and normalized AFFO differently from the Company.
Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living facilities can be greater than 100% for a given period as multiple residents could occupy a single unit. All facility financial performance data were derived solely from information provided by operators/tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company includes Occupancy Percentage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated

See reporting definitions.	31

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

subject to a lease with the Company. Occupancy Percentage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at skilled nursing/transitional care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for any given period. All facility financial performance data were derived solely from information provided by the Company's tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company includes Skilled Mix for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. Skilled Mix for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing facilities, multi-license designation, and mental health facilities.
Stabilized Facility. Skilled Nursing/Transitional Care facilities and Senior Housing facilities are considered stabilized at the earlier of (i) achieving consistent occupancy at or above 80% and (ii) 24 months after the acquisition date. The Company also considers these facilities and Acute Care Hospitals to not be stabilized based on other circumstances (including newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants business model). Such facilities will be considered stabilized upon maintaining consistent occupancy at or above 80% (for Skilled Nursing/Transitional Care and Senior Housing Facilities only) but in no event beyond 24 months after the date any such circumstances occurred for any asset type. Stabilized Facilities exclude facilities leased to RIDEA-compliant joint venture tenants.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.
Total Secured Debt. Mortgage and other debt secured by real estate.

See reporting definitions.	32